Exhibit 99.1

Goldman Sachs BDC, Inc. Favorably Amends Its Revolving Credit Facility

Company Release – February 27, 2020

NEW YORK — (BUSINESS WIRE) — Goldman Sachs BDC, Inc. (the “Company”) (NYSE: GSBD) announced today that it has favorably amended its senior secured revolving credit facility agreement with Truist Bank (formerly known as SunTrust Bank), as administrative agent (as amended, supplemented or otherwise modified and in effect from time to time, the “Truist Revolving Credit Facility”).

These amendments, among other things, include the reduction of the stated interest rate from LIBOR plus 2.00% to LIBOR plus 1.875%, subject to certain requirements, and the extension of the final maturity date from February 21, 2023 to February 25, 2025. In addition, upon the consummation of the Company’s merger with Goldman Sachs Middle Market Lending Corp. (the “MMLC”), the size of the Truist Revolving Credit Facility will be increased from $795 million to $1,695 million and the accordion feature will be increased to allow the Company to increase the total facility size from up to $1,000 million to up to $2,250 million, subject to certain other limited conditions.

“We believe these changes to our revolving credit facility further strengthen the Company’s balance sheet and funding profile. Furthermore, we are gratified by the support from both our lending syndicates in Goldman Sachs BDC, Inc. and Goldman Sachs Middle Market Lending Corp. (“MMLC”) to increase the size of GSBD’s revolving credit facility upon the consummation of a merger with MMLC,” said Jonathan Lamm, CFO of Goldman Sachs BDC, Inc.

For further information, please see the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2020.

ABOUT GOLDMAN SACHS BDC, INC.

Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GS BDC was formed by The Goldman Sachs Group, Inc. (“Goldman Sachs”) to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. GS BDC seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien, first lien/last-out unitranche and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit www.goldmansachsbdc.com. Information on the website is not incorporated by reference into this press release and is provided merely for convenience.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent the Company’s belief regarding future events that, by their nature, are uncertain and outside of the Company’s control. There are likely to be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the Securities and Exchange Commission, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Goldman Sachs BDC, Inc.

Investor Contact: Katherine Schneider, 212-902-3122

Media Contact: Patrick Scanlan, 212-902-6164

Source: Goldman Sachs BDC, Inc.